CONFIDENTIAL

Morgan
Lewis
Githens
&
Ahn

Project Toystory

Presentation to the Board of Directors of Toymax International, Inc.

February 10, 2002

Table of Contents

Contents

1. Introduction

2. Summary of Proposed Transaction

3. Overview of Toymax

- Key Financial and Operating Issues
- Stock Price History and Ownership
- Historical and Projected Financial Data

4. Overview of JAKKS

- Summary Description
- Stock Price History
- Summary of Selected Equity Research Analyst Stock Ratings and Comments
- Historical and Projected Financial Data

5. Analysis of Proposed Transaction

Appendix

A. Form of Fairness Opinion Letter

1. Introduction

Introduction

- We understand that Toymax International, Inc. ("Toymax" or the "Company") and JAKKS Pacific, Inc. ("JAKKS" or the "Acquiror") intend to enter into a number of agreements pursuant to which JAKKS will acquire 100% ownership of the Company in two separate transactions:
  - The first transaction (the "Stock Acquisition") consists of the acquisition by JAKKS of a majority of the Company's outstanding capital stock from certain of the Company's existing shareholders (the "Selling Shareholders"). The terms and conditions of the Stock Acquisition are set forth in more detail in a stock purchase agreement (the "Stock Purchase Agreement"). The consummation of the Stock Acquisition is a condition of the Proposed Transaction described below.
  - The second transaction consists of the merger of a wholly-owned subsidiary of the Acquiror with and into the Company pursuant to which each remaining share of common stock of the Company (other than any shares held by the Acquiror) will receive $3.00 in cash plus .0798 shares of common stock of the Acquiror subject to certain customary stock price "collar" arrangements (the "Merger Transaction"). The terms and conditions of the Merger Transaction are set forth in more detail in a definitive merger agreement (the "Merger Agreement"). The Merger Transaction and the Stock Acquisition are referred to herein as the "Proposed Transaction".
    - The estimated fair market value of the merger consideration to be received by the Company's minority shareholders is $4.50 per share based on JAKKS' average closing stock price for the 10 trading days ended February 7, 2002 of $18.866.
    - The estimated fair market value of the merger consideration of $4.50 per share represents premiums of 115%, 88% and 72% to the Company's closing stock price as of February 5, February 6 and February 7, 2002, respectively.
- Morgan Lewis Githens & Ahn, Inc. ("Morgan Lewis") has been retained by the Company to provide its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company's shareholders in the Proposed Transaction.

Introduction

Executive Summary

- JAKKS is a Nasdaq listed company with a current market capitalization of $377.7 million[(a)]
  - For the latest twelve months ended September 30, 2001, Sales, EBITDA, Net Income and EPS were $282.0 million, $44.6 million, $30.1 million, and $1.55 per share, respectively.
  - As of September 30, 2001, JAKKS had estimated cash, marketable securities and equivalents on hand of approximately $73.0 million, or $3.63 per share.
- Toymax is a Nasdaq listed company with a current market capitalization of $25.7 million[(b)]
  - For the year-ended December 31, 2001, estimated Sales, EBITDA, Net Income and EPS were $116.2 million, ($10.5) million, ($9.7) million, and ($0.86) per share, respectively.
  - As of December 31, 2001, Toymax had estimated cash on hand of approximately $5.0 million, or $0.40 per share.


Before Transaction
After First Transaction
After Second Transaction
Selling Shareholder
Minority Shareholder
70.2%(c)
29.8%
Toymax International
JAKKS Pacific
Minority Shareholder
70.2%(c)
29.8%
Toymax International
JAKKS Pacific
100%
Toymax International

(a) Based on JAKKS' closing price of $18.79 per share on February 5, 2002.
(b) Based on Toymax's closing price of $2.09 per share on February 5, 2002.
(c) Includes Goldberg Family Trust.

2. Summary of Proposed Transaction

Summary of Proposed Transaction

Summary of Key Terms of the Proposed Transaction

Consideration Offered:	• $3.00 per share in cash plus .0798 shares of JAKKS' common stock subject to the following conditions (1) if the Acquiror's average common stock price for the ten business days prior to the effective date of the merger is less $16.9173 (which is approximately 90% of JAKKS average stock price for the 10 business days prior to the signing of the Merger Agreement), then each remaining share of the Company's common stock shall receive a number of shares of JAKKS' common stock (or fraction thereof) equal to the rate obtained by dividing $1.35 by the average value of JAKKS' common stock for the ten business days prior to the effective date of the merger, and (2) if JAKKS' average common stock price for the ten business days prior to the effective date of the merger is greater than $20.6767 (which is approximately 110% of JAKKS average stock price for the 10 business days prior to the signing of the Merger Agreement), then JAKKS shall have the option but not the obligation to pay $1.65 per share in cash in lieu of .0798 shares of JAKKS' common stock. • The estimated fair market value of the merger consideration is $4.50 per share based on JAKKS' average closing stock price for the 10 trading days ended February 7, 2002 of $18.87.
Transaction Structure:	• Reverse triangular merger • All Toymax stock options and warrants not exercised prior to the consummation of the Transaction will be converted into JAKKS options or other appropriate comparable rights based upon the Exchange Ratio • Taxable transaction

Summary of Proposed Transaction

Summary of Key Terms of the Proposed Transaction

Principal Conditions to Closing:	• Affirmative shareholder vote of Toymax shareholders • Consummation of the Stock Acquisition • Regulatory clearance (HSR) • Other customary conditions
Estimated Closing Date of Merger Transaction:	• Late April / Early May

3. Overview of Toymax

Overview of Toymax

Key Financial and Operating Issues

- Net sales declined 5.5% in fiscal 2001 and 15.8% during the nine months ended December 31, 2001.
- Net losses of approximately ($1.9) million and ($2.6) million in fiscal years ended March 31, 2000 and March 31, 2001, respectively.
- Estimated net losses of approximately ($5.7) million and ($2.1) million for the three months and nine months ended December 31, 2001, respectively.
- Estimated net loss of approximately ($4.2) million for the fiscal year ending March 31, 2002.
- Estimated net income for the fiscal year ending March 31, 2003 ranges from approximately $4.4 to $6.4 million. However, the Company acknowledges that there are no assurances that it will return to profitability in fiscal 2003 and also acknowledges that its actual operating performance in fiscal 2002 will be significantly worse than the financial projections that it had made at the beginning of such year.
- The Company is trying to shift its focus to wireless communication devices from traditional toys. However the success of certain of its current or planned wireless communications devices, such as the products to be introduced by its Maxverse Interactive business unit, is uncertain and unproven.
- Extremely small equity market capitalization of approximately $25 million with a public float of less than $10 million and a very illiquid stock (average daily trading volume was less than 5,000 shares in 2001).
- No equity research coverage and almost no institutional stock ownership or support.

* Financial results mentioned above exclude non-recurring items.

Overview of Toymax

Price / Volume Graph Since IPO 10/21/1997


Price
Volume
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
High: $13.88
Median: $2.56
Low: $.80
30 Day Average: $1.85
60 Day Average: $1.55
90 Day Average: $1.37
21-Oct-1997
09-Jul-1998
27-Mar-1999
14-Dec-1999
31-Aug-2000
19-May-2001
05-Feb-2002

* *All averages calculated as of February 5, 2002.*

Overview of Toymax

Price Performance vs. Selected Indices Since Toymax's IPO 10/21/1997


350
300
250
200
150
100
50
0
10/21/97
3/26/98
8/29/98
2/1/99
7/7/99
12/10/99
5/14/00
10/17/00
3/22/01
8/25/01
1/28/02
Comparable Company Index
TMAX
NASDAQ

Source: Factset data

Comparable Company Index includes all companies used in comparable company analysis.

Overview of Toymax

Share Volume Histogram (February 5, 2000 – February 5, 2002)

- As shown by the chart below, over the past two years, 100% of Toymax's shares have changed hands at a price below the assumed $4.50 offer price.


3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Shares Traded (000s)
$0.01-$1.49
$1.50-$2.99
$3.00-$4.49

Source: Factset data

Overview of Toymax

Summary Income Statement

($ in millions, except per share amounts)

	Actual[a]					Projected[b]
	Year Ended March 31,			9 Months ended		FYE
	1999	2000	2001	12/31/2000	12/31/2001E	2003
Revenue	$107.2	$139.8	$132.1	$100.6	$84.7	$125.8
% Growth		*30.4%*	*(5.5%)*	*NA*	*(15.8%)*	*48.5%*
Gross Profit	$41.3	$48.1	$46.7	$37.7	$25.7	$43.2
% Margin	*38.6%*	*34.4%*	*35.4%*	*37.4%*	*30.3%*	*34.3%*
EBITDA	$12.7	$1.1	$3.5	$13.0	($1.0)	$10.9
% Margin	*11.8%*	*0.8%*	*2.7%*	*12.9%*	*NM*	*8.7%*
EBIT	$11.1	($3.3)	($2.1)	$9.3	($2.8)	$10.0
% Margin	*10.3%*	*NM*	*NM*	*9.3%*	*NM*	*8.0%*
Net Income	$8.6	($1.9)	($2.6)	$5.0	($2.1)	$6.4
% Margin	*8.0%*	*NM*	*NM*	*5.0%*	*NM*	*5.1%*
EPS	$0.81	($0.18)	($0.23)	$0.46	($0.17)	$0.61

(a) Financial results exclude non-recurring items.
(b) Estimates and Budgets provided by Toymax management.

Overview of Toymax

Summary Quarterly Income Statement

($ in millions)	Year Ended March 31,[a]				Projected
	Q1 02A	Q2 02A	Q3 02E	Q4 02 Proj.	FY 2002
Revenue	$23.2	$41.6	$25.6	$19.5	$110.0
EBITDA	($1.3)	$6.8	($7.6)	($0.8)	($2.9)
% Margin	*NM*	*16.4%*	*NM*	*NM*	*NM*
EBIT	($2.2)	$6.0	($7.7)	($1.0)	($4.9)
% Margin	*NM*	*14.5%*	*NM*	*NM*	*NM*

	Year Ended March 31,[a]				
	Q1 01A	Q2 01A	Q3 01A	Q4 01A	FY 2001
Revenue	$26.3	$48.6	$39.1	$18.2	$132.1
EBITDA	$1.2	$7.4	($0.4)	($4.7)	$3.5
% Margin	*4.6%*	*15.3%*	*NM*	*NM*	*2.7%*
EBIT	$0.1	$6.1	($1.7)	($6.6)	($2.1)
% Margin	*0.3%*	*12.7%*	*NM*	*NM*	*NM*

(a) Financial results exclude non-recurring items.

Overview of Toymax

Analysis of Budgets, Revised Budgets and Actual Results

- As is illustrated below, Toymax has a history of missing its targeted financial budgets by significant amounts. Furthermore, actual results have often missed revised budgets by large margins.

($ in millions)	***9 Months ended December 31, 2001***				
	Budget	**Revised Budget**	**Varience from Orig. Budget**	**Actual**	**Varience from Revised Budg.**
Revenue	$115.0	$99.0	(13.9%)	$84.7	(14.4%)
Gross Profit	$44.7	$34.8	(22.2%)	$25.7	(26.1%)
% Margin	*38.9%*	*35.1%*		*30.3%*	
EBIT	$4.4	$1.4	(68.5%)	($2.8)	(302.0%)
% Margin	*3.8%*	*1.4%*		*NM*	
Income Before Taxes	$3.6	$0.7	(81.7%)	($3.9)	(691.4%)
% Margin	*3.2%*	*0.7%*		*NM*	

** Budgets provided by Toymax's Management.*

Overview of Toymax

Summary Balance Sheet

($ in millions)

	9/30/2001	12/31/01 E
Assets		
Cash and Equivalents	$5.0	$5.0
Accounts Receivable	29.7	24.6
Inventories	17.9	14.1
Other Current Assets	7.3	8.9
Total Current Assets	$59.9	$52.5
PP&E	$6.2	$5.6
Deferred Income Taxes	2.2	2.1
Intangibles, net	15.8	15.5
Other Assets	6.7	6.5
Total Assets	$90.8	$82.3
Liabilities and Stockholders' Equity		
Current Debt	$15.8	$20.6
Other Current Liabilities	33.0	28.6
Total Current Liabilities	$48.8	$49.1
Long-Term Obligations & Minority Interest	$0.9	$0.4
Stockholders' Equity	$38.7	$32.8
Total Liabilities and Stockholders' Equity	$88.5	$82.3
Tangible Net Worth	$22.9	$17.3

4. Overview of JAKKS

Overview of JAKKS

Summary Description

- JAKKS is a multi-line, multi-brand toy company that designs, develops, produces and markets toys and related products. Most of the Company's products feature well-known brand names which are sold at lower price points which are less subject to market fads or trends. The Company's principal products include:
  - *World Wrestling Federation* licensed action figures and accessories
  - *Flying Colors* molded plastic activity sets
  - *Road Champ* die-cast collectible and toy vehicles and *Remco* toy vehicles
  - *Pentech* writing instruments and activity products
  - *Child Guidance* infant and pre-school toys
  - fashion dolls and related activities
- In addition, the Company has formed a joint venture with THQ, Inc. to develop, manufacture and market video games under an exclusive license with World Wrestling Federation Entertainment.
- JAKKS has been very successful at acquiring or licensing existing brand names or trademarks which the Company revitalizes by intensifying the marketing effort to restore and enhance consumer recognition and retailer interest. Specific acquisitions by JAKKS in recent years include:

Business	Date Acquired	Approximate Purchase Price ($ in MM)
Road Champs	Feb. 1997	NA
Remco & Child Guidance	Oct. 1997	$12
Berk	June 1999	$3
Flying Colors	Oct. 1999	$54
Pentech Products	July 2000	$56

Overview of JAKKS

Summary Description

- JAKKS' historical operating performance has been very strong in recent years:
  - Net sales increased 37.3% in 2000 and 15.4% for the nine months ended September 30, 2001, including growth from acquisitions
  - Diluted EPS increased from $0.59 in 1998 to $1.39 in 1999 and to $1.41 in 2000. During the nine months ended September 30, 2001, diluted EPS increased to $1.24 from $1.11 in the prior year period.
- JAKKS' future operating performance is also projected by various sources to be strong as well:
  - In October 2001, the Company publicly forecast 2001 net sales of $290 - $300 million (which would represent a 15%-19% increase from 2000) and 2001 diluted EPS of $1.61 - $1.71 (which would represent a 14%-21% increase from 2000)
  - Banc of America Securities estimates 2001 and 2002 diluted EPS of $1.68 and $1.90, respectively (research report dated December 6, 2001).
- The Company's financial position is also very strong with cash, long term debt and stockholders' equity of $73.0 million (including $47.2 million in short-term marketable securities), $0.7 million and $231.8 million, respectively, as of September 30, 2001.
- JAKKS appears to be fairly valued:
  - The Company's current stock price as of February 6, 2002, represents approximately 10.2x and 9.0x estimated diluted EPS for 2001 and 2002, respectively (based on Banc of America Securities earnings estimates noted above).
  - Banc of America Securities 12 month price target for the Company's common stock is $25 which represents an approximate 46% premium to JAKKS' current stock price as of February 6, 2002.
  - The Company's current stock price also represents approximately 67% of its high price for the latest 12 months of $25 which was reached on November 29, 2001.

Overview of JAKKS

Morgan
Lewis
Githens
&
Ahn

Price / Volume Graph Since IPO 5/2/1996



Price
Volume
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
High: $28.58
30 Day Average: $19.21
60 Day Average: $20.48
90 Day Average: $19.29
Median: $8.69
Low: $3.25
02-May-1996
17-Apr-1997
03-Apr-1998
20-Mar-1999
05-Mar-2000
19-Feb-2001
05-Feb-2002

* *All averages calculated as of February 5, 2002.*

Overview of JAKKS

Summary of Selected Equity Research

Firm Name	Recommendation	Latest Report	Stock Price at Report Date	Stock Price Target
Morgan Keegan	Market Perform	12/10/2001	$18.75	NA
Banc of America	Market Perform	12/7/2001	24.40	$25.00 (12-month)
Hilliard Lyons	Hold	12/3/2001	23.89	$28.00 (2-year)
B. Riley & Company	Buy	10/19/2001	18.97	NA
Southwest Securities	Neutral	10/18/2001	18.30	NA
Advest	Strong Buy	7/20/2001	18.30	$21.00

Recent Quotes

"We continue to like JAKKS Pacific's long term potential." – Banc of America Securities dated 12/6/01

"We think the Company has a bright, growth-oriented future. A strong financial condition and an effective management team add to our favorable view.... Our two year price target had been $28 per share ... We would likely be buyers of the stock around $20 per share assuming no change in company fundamentals." – Hilliard Lyons dated 11/30/01

Overview of JAKKS

Summary Income Statement

($ in millions, except per share amounts)

	Actual[a]			Projected[b]	
	Year Ended December 31,			Year Ended December 31,	
	1998	1999	2000	2001	2002
Revenue	$85.3	$183.7	$252.3	$297.4	$328.2
% Growth		*115.5%*	*37.3%*	*17.9%*	*10.4%*
Gross Profit	$33.3	$76.1	$102.4	$127.3	$137.1
% Margin	*39.0%*	*41.4%*	*40.6%*	*42.8%*	*41.8%*
EBITDA	$12.2	$29.5	$31.2	$51.9	$56.0
% Margin	*14.3%*	*16.1%*	*12.4%*	*17.4%*	*17.1%*
EBIT	$9.2	$24.9	$22.0	$39.7	$42.5
% Margin	*10.8%*	*13.6%*	*8.7%*	*13.3%*	*13.0%*
Net Income	$6.4	$22.0	$28.6	$32.4	$37.4
% Margin	*7.5%*	*12.0%*	*11.4%*	*10.9%*	*11.4%*
EPS	$0.59	$1.39	$1.41	$1.68	$1.90

(a) Financial results exclude non-recurring items.

(b) Estimates and Budgets provided by Banc of America dated 12/6/01.

Overview of JAKKS

Summary Quarterly Income Statement

($ in millions)

	Year Ended December 31,[a]				Projected[b]
	Q1 01A	Q2 01A	Q3 01A	Q4 01E[b]	FY 2002
Revenue	$60.0	$70.1	$92.8	$74.5	$297.4
EBITDA	$10.6	$12.7	$17.9	$10.4	$51.6
% Margin	*17.7%*	*18.0%*	*19.3%*	*17.5%*	*20.4%*
EBIT	$7.6	$9.7	$14.9	$7.2	$39.4
% Margin	*12.6%*	*13.9%*	*16.1%*	*12.2%*	*15.6%*

	Year Ended December 31,				
	Q1 00A	Q2 00A	Q3 00A	Q4 00A	FY 2001
Revenue	$50.8	$50.6	$91.8	$59.1	$252.3
EBITDA	$5.9	$8.6	$13.2	$3.5	$31.2
% Margin	*11.6%*	*17.0%*	*14.4%*	*5.9%*	*12.4%*
EBIT	$4.0	$6.7	$11.2	$0.1	$22.0
% Margin	*7.9%*	*13.3%*	*12.2%*	*0.1%*	*8.7%*

(a) Financial results exclude non-recurring items.

(b) Estimates and Budgets provided by Banc of America dated 12/6/01.

5. Analysis of Proposed Transaction

Analysis of Proposed Transaction

Summary Transaction Multiples

Summary Transaction Multiples

		Current Price	Assumed Offer Price
Stock Price		$2.09	$4.50
<u>Stock Price Premia</u>			
Current as of 2/5/02	$2.09	0.0%	115.3%
52 Week High	$2.94	-28.9%	53.2%
52 Week Low	$0.66	216.7%	581.8%
Equity Value		**$25.7**	**$55.4**
Enterprise Value (a)		**$41.7**	**$71.3**
Fully-Diluted Enterprise Value as a Multiple of:			
LTM Revenue	$122.0	0.34x	0.58x
CY 2001E Revenue (b)	116.2	0.36x	0.61x
LTM EBITDA	$0.4	98.5x	168.7x
CY 2001E EBITDA (b)	(10.5)	NM	NM
LTM EBIT	($4.4)	NM	NM
CY 2001E EBIT (b)	(14.2)	NM	NM
Price as a Multiple of:			
LTM EPS	($0.29)	NM	NM
CY 2001E EPS (b)	($0.86)	NM	NM
Book Value - (12/31/01)	$32.8	0.8x	1.7x
Tangible Book Value (12/31/01E)	$17.3	1.5x	3.2x

(a) Reflects equity value plus net debt of $16 million.
(b) Source: Toymax management estimates.

Analysis of Proposed Transaction

Implied Premium Analysis of Toymax

Implied Premium	
Assumed Offer Price per Toymax Share	**$4.50**
Implied Premium To:	
Toymax Closing Price as of February 5, 2002 of $2.09	115%
Toymax Closing Price as of February 6, 2002 of $2.40	88%
Toymax Closing Price as of February 7, 2002 of $2.62	72%
4 Weeks Prior to Announcement of $1.75	157%
30 Day Average Price of $1.85 (a)	143%
60 Day Average Price of $1.55 (a)	190%
90 Day Average Price of $1.37 (a)	228%

(a) Average prices for period ending February 5, 2002 except where noted.

Analysis of Proposed Transaction

Pro Forma Income Statement

($ in millions except per share data)	Calendar Year 2002[a] Conservative Case	Base Case
JAKKS Stand-Alone Net Income	$37.4	$37.4
Toymax Stand-Alone Net Income	4.4	6.4
After-Tax Merger Adjustments:		
Less Interest Expense	($0.7)	($0.7)
Less Cost Savings[b]	NA	NA
JAKKS Pro-Forma Net Income	$41.1	$43.1
Weighted Average Shares Outstanding:		
JAKKS Stand-Alone[c]	19.7	19.7
Plus Shares Issued in Merger[d]	1.0	1.0
JAKKS Pro-Forma	20.7	20.7
Earnings per Share:		
JAKKS Stand-Alone	1.68	1.68
JAKKS Pro-Forma	1.99	2.09
EPS Accretion/(Dilution)	**18.2%**	**24.0%**

(a) Assumes effective date of January 1, 2002.

(b) Cost savings not available.

(c) Estimated from Banc of America dated 12/6/01.

(d) Toymax fully-diluted shares outstanding multiplied by 0.0798 (the exchange ratio for the stock portion of the consideration).

Analysis of Proposed Transaction

Pro Forma Stock Ownership

	Actual		Pro Forma	
JAKKS	**Number of Shares**	**% of Total**	**Number of Shares**	**% of Total**
Officers and Directors as a Group [a]	1,380,941	7.5%	1,380,941	7.1%
Other 5% Shareholders [a]	1,948,784	10.5%	1,948,784	10.0%
Public & Other Shareholders	15,142,451	82.0%	15,142,451	77.9%
Total Shares Outstanding [b]	18,472,176	100.0%	18,472,176	95.0%
Toymax				
Officers and Directors as a Group [c]	7,947,631	65.3%	634,221	3.3%
Other 5% Shareholders [c]	1,116,833	9.2%	89,123	0.5%
Public & Other Shareholders	3,101,977	25.5%	247,538	1.3%
Total Shares Outstanding [b]	12,166,441	100.0%	970,882	5.0%
Pro Forma Shares Outstanding [d]			19,443,058	100.0%

(a) As per Proxy dated June 12, 2001.
(b) Includes primary shares only.
(c) As per Proxy dated July 2, 2001.
(d) Toymax shares calculated based on the exchange ratio of .0798.

Analysis of Proposed Transaction

Majority Shareholders' Agreements

Majority Shareholder	Approx. Number of Shares Owned	Consideration to be Received per Share of Toymax Stock: Cash	Consideration to be Received per Share of Toymax Stock: JAKK Stock	Item	Material Existing and Proposed Contractual Arrangements: Current Employment Agreement	Material Existing and Proposed Contractual Arrangements: Proposed Status after Acquisition by JAKKS
David Chu, *Chairman*	5,63,266 [a]	$3.00	$1.50	Salary:	$165,000 in 2001 [a]	Not Applicable
				Bonus & Other Compensation:	Not Applicable	Not Applicable
				Severance Payments:	Not Applicable	Not Applicable
				Stock Options:	$310,000 [b]	Foregoing options valued at $310,000 [b]
				Agency Agreement:	7% agency fee on all purchases made by TMAX in the Far East. Total payments received in 2001 (before expenses) were approximately $3.5 MM [b]	Agency agreement is terminated. Instead will receive a fee of $800,000 (payable $100,000 per month for 8 months) [b]
				Manufacturing Agreement:	Manufactures a substantial majority of the products currently sold by TMAX [b]	Will enter into a 3 year Manufacturing Agreement on similar terms, in addition will agree to manufacture certain products sold by JAKKS [b]
Steven Lebensfeld, *Chief Executive*	1,348,616 [a]	$3.00	$1.50	Salary:	$518,491 in 2001 [a]	$250,000 [b]
				Bonus & Other Compensation:	$2,000,000 in company funded life insurance in 2001 [a]	NA
				Severance Payments:	$1,600,000 golden parachute in 2001 effective upon change of control [a]	Receiving $500,000 to forego existing employment agreement [b]
				Stock Options:	$309,000 [b]	Foregoing options valued at $309,000 [b]
Harvey Goldberg, *President*	1,361,117 [a]	$3.00	$1.50	Salary:	$518,491 in 2001 [a]	$310,000 year 1 and $350,000 year 2 as Head of International Sales [b]
				Bonus & Other Compensation:	$2,000,000 in company funded life insurance in 2001 [a]	1% of incremental international sales capped at $200,000 [b]
				Severance Payments:	$1,600,000 golden parachute in 2001 effective upon change of control [a]	Foregoing golden parachute [b]
				Stock Options:	$320,000 [b]	Foregoing options valued at $320,000 [b]

(a) Source: Proxy statement dated August 6, 2001.
(b) Source: Toymax Management.

Analysis of Proposed Transaction

Valuation Summary

- We employed the following three financial valuation methodologies in our analysis, the results of which are summarized below:

Valuation Methodology[a]	Implied Price Per Share[b] Low	High
Comparable Companies	NM	NM
Comparable Transactions	NM	NM
Implied Premium Analysis	$2.68	$4.16
JAKKS Assumed Offer Price	**$4.50**	

(a) Although available, revenue and book multiples are not considered relevant because these transactions are most often valued based on EBITDA or EBIT multiples.

(b) High and Low represent the 75th and 25th Percentile.

Morgan
Lewis
Githens
&
Ahn

Analysis of Proposed Transaction

Comparable Company Analysis

CAPITALIZATION & OPERATING DATA:

($ millions)

Company	Ticker Symbol	Price 2/5/2002	% of 52-Wk High	Market Capitalization: Equity Value	- Cash Equiv	+ Min. Interest	+ Pfd. Stock	+ Total Debt	= Firm Value
Action Performance	ACTN	$40.70	98.1%	$753.9	$64.4	$3.0	$0.0	$56.6	$749.3
DSI Toys	DSIT	0.76	39.2%	6.9	0.2	0.0	0.0	17.2	23.9
Equity Marketing	EMAK	12.16	81.0%	76.8	24.0	0.0	23.0	0.0	74.8
JAKKS Pacific	JAKK	18.79	74.0%	377.7	73.0	0.0	0.0	1.1	305.8
Marvel Enterprises	MVL	4.50	93.2%	156.4	14.8	0.0	204.3	198.6	544.5
Ohio Art	OAR	26.76	84.4%	22.8	1.1	0.0	0.0	9.6	31.3
Racing Champions	RACN	16.95	96.0%	253.7	10.0	0.0	0.0	76.9	320.6
Radica Games	RADA	3.40	65.4%	61.5	21.0	0.0	0.0	8.2	40.8
High			98.1%	$753.9	$73.0	$3.0	$204.3	$198.6	$749.3
Median			**82.7%**	**116.1**	**17.9**	**0.0**	**0.0**	**11.4**	**190.3**
Mean			**78.9%**	**213.6**	**26.0**	**0.4**	**28.4**	**46.0**	**262.4**
Low			39.2%	6.9	0.2	0.0	0.0	0.0	23.9
Toymax	TMAX	2.09	71.1%	25.7	5.0	0.0	0.0	20.9	41.7
Toymax at offer price	TMAX	4.50	153.2%	55.4	5.0	0.0	0.0	20.9	71.3

Company	LTM Operating Results (a): Sales	EBITDA	EBIT	Net Income	EPS	LTM Operating Margins: EBITDA	EBIT	Net Income
Action Performance	$356.6	$80.1	$62.1	$32.2	$1.81	22.5%	14.6%	9.0%
DSI Toys	66.1	(0.1)	(2.0)	(2.1)	(0.23)	NM	NM	NM
Equity Marketing	174.6	13.3	10.8	4.6	1.23	7.6%	6.2%	2.7%
JAKKS Pacific	282.0	44.6	32.1	30.1	1.65	15.8%	11.4%	10.7%
Marvel Enterprises	196.6	7.3	(22.3)	(83.8)	(2.47)	3.7%	NM	NM
Ohio Art	46.4	4.6	2.9	1.8	2.10	9.9%	6.3%	3.9%
Racing Champions	198.8	43.7	31.1	12.8	0.85	22.0%	15.6%	6.4%
Radica Games	91.0	(2.6)	(6.9)	(6.1)	(0.34)	NM	NM	NM
High	$356.6	$80.1	$62.1	$32.2	$2.10	22.5%	15.6%	10.7%
Median	**185.1**	**10.3**	**6.9**	**3.2**	**$1.04**	**12.9%**	**11.4%**	**6.4%**
Mean	**176.4**	**23.8**	**12.2**	**(1.3)**	**$0.56**	**13.6%**	**10.8%**	**6.5%**
Low	46.4	(2.6)	(22.3)	(83.8)	($2.47)	3.7%	6.2%	2.7%
Toymax	122.0	0.4	(4.4)	(2.8)	($0.29)	0.3%	NM	NM
Toymax at offer price	122.0	0.4	(4.4)	(2.8)	($0.29)	0.3%	NM	NM

VALUATION & LEVERAGE STATISTICS:

($ millions)

Company	Sales Multiple(b) LTM	2001E	2002E	EBITDA Multiple(b) LTM	2001E	2002E	EBIT Multiple(b) LTM	2001E	2002E	P / E Multiple(b) LTM	2001E	2002E
Action Performance	2.1x	2.1x	1.9x	9.4x	9.4x	8.2x	14.4x	14.4x	12.5x	22.4x	22.4x	17.5x
DSI Toys	0.4	NA	NA	NM	NA	NA	NM	NA	NA	NM	NA	NA
Equity Marketing	0.4	NA	NA	5.6	NA	NA	6.9	NA	NA	9.9	NA	NA
JAKKS Pacific	1.1	1.0	0.9	6.9	5.9	5.5	9.5	7.7	7.2	12.1	11.2	9.9
Marvel Enterprises	2.8	NA	NA	75.0	NA	NA	NM	NA	NA	NM	NA	NA
Ohio Art	0.7	NA	NA	6.8	NA	NA	10.8	NA	NA	12.2	NA	NA
Racing Champions	1.6	NA	NA	7.3	NA	NA	10.3	NA	NA	20.1	19.9	16.3
Radica Games	0.5	NA	NA	NM	NA	NA	NM	NA	NA	NM	NA	NA
High	2.8 x	2.1 x	1.9 x	75.0 x	9.4 x	8.2 x	14.4 x	14.4 x	12.5 x	22.4 x	22.4 x	17.5 x
Median	**0.9 x**	**1.6 x**	**1.4 x**	**7.1 x**	**7.6 x**	**6.9 x**	**10.3 x**	**11.0 x**	**9.9 x**	**12.2 x**	**19.9 x**	**16.3 x**
Mean	**1.2 x**	**1.6 x**	**1.4 x**	**18.5 x**	**7.6 x**	**6.9 x**	**10.4 x**	**11.0 x**	**9.9 x**	**15.4 x**	**17.8 x**	**14.5 x**
Low	0.4 x	1.0 x	0.9 x	5.6 x	5.9 x	5.5 x	6.9 x	7.7 x	7.2 x	9.9 x	11.2 x	9.9 x
Toymax	0.3 x	0.4 x	NA	98.5 x	NM	NA	NM	NM	NA	NM	NM	NA

(a) From continuing operations and excluding non-recurring charges, for the 12-month period through each company's most recent 10-K or 10-Q.
(b) Source: Comparable estimates provided by selected research reports; Toymax provided by management.

Analysis of Proposed Transaction

Comparable Company Analysis

($ in millions, except per share amounts)

Firm Value to:	Toymax Operating Data	Range of Multiples [a] Low	High	Implied Enterprise Values Low	High	9/30/01 Toymax Net Debt	Implied Equity Values Low	High	Implied Per Share Values Low	High
EBITDA:										
LTM	$0.4	6.8x	8.9x	$2.9	$3.7	$14.2	NM	NM	NM	NM
CY 2001E	(10.6)	6.8	8.6	NM	NM	14.2	NM	NM	NM	NM
EBIT:										
LTM	($4.4)	9.6x	10.8x	NM	NM	$14.2	NM	NM	NM	NM
CY 2001E	(14.2)	9.4	12.7	NM	NM	14.2	NM	NM	NM	NM
Equity Value to:										
Net Income:										
LTM	($9.9)	12.1x	20.1x	NM	NM	$14.2	NM	NM	NM	NM
CY 2001E	(9.7)	15.6	21.2	NM	NM	14.2	NM	NM	NM	NM
Reference Range									NM	NM
JAKKS Assumed Offer Price									$4.50	

(a) High and low range of values taken from the 75th Percentile and 25th Percentile.

Analysis of Proposed Transaction

Comparable Transaction Analysis

Acquiror / Target	Date Completed	Market Value: Equity	Market Value: Enterprise (1)	Enterprise Value / LTM: Rev	Enterprise Value / LTM: EBITDA	Enterprise Value / LTM: EBIT	Equity Value / LTM: NI	Equity Value / LTM: Book Value
Department 56 / Axis Corp.	09/19/01	NA	9.6	0.7 x	NA x	NA x	NA x	NA x
DSI Toys / Meritus Industries (2)	01/07/00	5.5	8.9	0.4 x	6.8 x	12.8 x	57.4 x	NM x
Toymax International / Funnoodle	11/30/99	NA	15.8	1.0 x	NA x	5.7 x	NA x	NA x
JAKKS Pacific / Flying Colors	10/06/99	35.9	53.5	1.0 x	6.5 x	6.9 x	8.2 x	6.5 x
JAKKS Pacific / Berk Crop.	06/29/99	NA	3.3	0.4 x	9.3 x	15.7 x	NA x	NA x
Toymax International / Monogram	05/27/99	10.9	15.0	0.7 x	7.9 x	13.2 x	16.4 x	4.1 x
Racing Champions / The Ertl Company	04/13/99	105.1	104.5	0.6 x	5.8 x	22.3 x	NM x	0.7 x
			Median	**0.7 x**	**6.8 x**	**13.0 x**	**16.4 x**	**4.1 x**
			Mean	**0.7 x**	**7.2 x**	**12.8 x**	**27.3 x**	**3.8 x**

Notes:

(1) Enterprise value equals market value of equity plus short-term debt, long-term debt, preferred stock and minority interests less cash and cash equivalents.

(2) Financial analysis based on December 1998 financials.

Analysis of Proposed Transaction

Comparable Transaction Analysis

($ in millions, except per share amounts)

Firm Value to:	Toymax Operating Data	Range of Valuation Multiples Implied by Recent Acquisitions of Comparable Companies (a) Low	High	Implied Enterprise Values Low	High	9/30/01 Toymax Net Debt	Implied Equity Values Low	High	Implied Per Share Values Low	High
LTM EBITDA	$0.4	6.6x	7.9x	$2.8	$3.3	$14.2	NM	NM	NM	NM
CY 01E	(10.5)	6.6	7.9	NM	NM	14.2	NM	NM	NM	NM
LTM EBIT	($4.4)	8.4x	15.1x	NM	NM	$14.2	NM	NM	NM	NM
CY 01E	(14.2)	8.4	15.1	NM	NM	14.2	NM	NM	NM	NM
Reference Range									NM	NM
JAKKS Assumed Offer Price									$4.50	

(a) High and low range of values taken from the 75th Percentile and 25th Percentile

Analysis of Proposed Transaction

Takeover Premium Analysis

	1 Day Prior to Announcement			4 Weeks Prior to Announcement		
	25% Percentile	50% Percentile (Median)	75% Percentile	25% Percentile	50% Percentile (Median)	75% Percentile
Acquisition Premiums Paid in Selected Transactions Since February 2001[(a)]	28.0%	50.0%	82.2%	55.5%	84.1%	137.8%
Toymax Stock Price		$2.09			$1.75	
Implied Toymax Valuation Based on Selected Transactions	$2.68	$3.14	$3.81	$2.72	$3.22	$4.16
Assumed Value of JAKKS Offer		$4.50			$4.50	
% Premium / (Discount)	68.2%	43.5%	18.2%	65.4%	39.7%	8.2%

(a) Based on a sample of 39 historical deals with transaction values of $40 million to $100 million and the target's stock price less than $10.00.

Analysis of Proposed Transaction

Takeover Premium Analysis (cont'd)

Morgan Lewis Githens & Ahn

Premiums Offered for Selected Historical Acquisitions

Deal Values $40MM to $100MM with the Target's Stock Price $10.00 or less

February 2001 to February 2002

Date Announced	Target Name	Acquiror Name	Value of Transaction ($mil)	Price Per Share	Premium 1 day prior to announce-ment date	Premium 1 week prior to announce-ment date	Premium 4 weeks prior to ann. date
02/26/01	Fourth Shift Corp	AremisSoft Corp	$40.03	$3.70	64.4%	46.2%	111.4%
03/19/01	York Group Inc	Wilbert Inc	62.86	7.75	65.3%	69.9%	93.8%
04/02/01	USA Detergents Inc	Church & Dwight Co	85.04	7.00	64.7%	75.0%	100.0%
04/03/01	DTM Corp	3-D Systems Corp	44.16	5.80	57.3%	71.9%	71.9%
04/09/01	Broadbase Software Inc	Kana Communications Inc	75.65	0.92	27.9%	-47.5%	-55.1%
04/09/01	NBC Internet Inc	NBC	97.43	2.19	46.0%	63.0%	24.0%
04/11/01	Follmark Inc	Illinois Tool Works Inc	54.65	6.36	81.7%	109.8%	45.4%
04/19/01	Mainspring Inc	IBM Corp	83.68	4.00	32.9%	116.2%	56.1%
05/07/01	Somnus Medical Technologies	Gyrus Group PLC	54.28	3.11	88.5%	88.5%	176.4%
05/14/01	Healthcare.com Corp	Xcare Net Inc	82.92	2.94	104.4%	118.1%	131.8%
05/14/01	SkyMall Inc	Gemstar-TV Guide International	45.79	2.90	13.1%	11.4%	75.5%
05/23/01	C-bridge Internet Solutions	Excelon Corp	83.89	3.42	46.0%	61.2%	102.2%
05/24/01	York Group Inc	Matthews International Corp	98.93	11.00	38.9%	40.7%	98.9%
05/31/01	Minntech Corp	Cantel Medical Corp	70.13	10.50	22.0%	16.8%	20.7%
06/07/01	Juno Online Services Inc	Netzero Inc	69.24	1.64	5.9%	26.3%	-0.5%
06/12/01	NetSpeak Corp	Adir Technologies	48.16	3.10	63.2%	78.2%	142.2%
06/13/01	Microtest Inc	Fluke Networks(Fluke Corp)	73.78	8.15	94.1%	120.9%	171.7%
06/29/01	Cardiac Pathways Corp	Boston Scientific Corp	77.74	5.27	-9.2%	54.9%	54.9%
07/02/01	Mediaplex Inc	Valueclick Inc	51.87	1.32	44.6%	41.5%	62.5%
07/09/01	eShare Technologies Inc	Divine Inc	71.72	3.24	152.7%	150.8%	163.0%
07/19/01	Data Critical Corp	GE Medical Systems	46.65	3.75	70.5%	89.4%	77.7%
07/19/01	Lifeminders Inc	Cross Media Marketing Corp	47.57	1.81	3.2%	7.6%	10.8%
08/06/01	Total Research Corp	Harris Interactive Inc	49.12	3.39	17.8%	37.5%	62.8%
08/07/01	NewsEDGE Corp	Thomson Legal & Reg(Thomson	43.00	2.30	91.7%	96.6%	134.7%
08/31/01	PrimeSource Corp	Fuji Photo Film USA Inc	64.53	10.00	78.6%	138.1%	145.1%
09/18/01	Eprise Corp	Divine Inc	44.84	1.94	173.2%	177.1%	149.7%
09/26/01	Autologic Information Intl Inc	Agfa-Gevaert NV	41.78	7.13	119.3%	137.6%	126.3%
10/15/01	Motor Cargo Industries	Overnite Transportation Co	81.26	12.28	23.4%	27.9%	63.7%
10/22/01	Devx Energy Inc	Comstock Resources Inc	93.55	7.32	40.8%	33.1%	27.5%
10/25/01	Jupiter Media Metrix Inc	NetRatings Inc(Verenigd Bezit)	70.62	1.96	226.5%	249.8%	366.4%
10/29/01	net.Genesis Corp	SPSS Inc	43.03	1.83	50.0%	40.0%	140.8%
10/30/01	NetSilicon Inc (Osicom Tech)	Digi International Inc	50.32	3.58	49.2%	15.5%	75.5%
11/14/01	Liquent Inc	Information Holdings Inc	42.69	2.27	139.0%	146.7%	162.2%
11/19/01	Santa Barbara Restaurant Group	CKE Restaurants Inc	55.63	3.93	67.2%	70.1%	84.5%
12/07/01	Landmark Systems Corp	Allen Systems Group	60.06	4.75	82.7%	98.7%	84.1%
12/18/01	Novametrix Medical Systems Inc	Respironics Inc	89.97	8.65	16.1%	18.5%	27.8%
01/03/02	L90 Inc	eUniverse Inc	49.92	2.00	28.2%	25.0%	42.9%
01/07/02	Matrix Pharmaceutical Inc	Chiron Corp	59.00	2.21	-14.7%	40.8%	76.8%
01/08/02	MediChem Life Sciences Inc	deCode Genetics Inc	83.63	3.04	29.2%	109.5%	153.1%
			Mean		**61.4%**	**73.7%**	**93.5%**
			Median		**50.0%**	**69.9%**	**84.1%**

Excludes financial institutions and merger of equals.

Appendix

Appendix A

Form of Fairness Opinion